Exhibit 1
THIRD AMENDMENT TO
RECEIVABLES LOAN AND SECURITY AGREEMENT
FIRST AMENDMENT TO PERFORMANCE UNDERTAKING AGREEMENT
FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS THIRD AMENDMENT TO RECEIVABLES LOAN AND SECURITY AGREEMENT, FIRST AMENDMENT TO PERFORMANCE UNDERTAKING AGREEMENT and FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT, dated as of December 19, 2014 (this “Amendment”), is entered into among BEVERAGE PACKAGING FACTORING (LUXEMBOURG) S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 6C Rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B166.005 and having a share capital of $40,000, each party that is a PERFORMANCE GUARANTOR (as defined in the Loan Agreement referred to herein), NIEUW AMSTERDAM RECEIVABLES CORPORATION, as Conduit Lender for the Nieuw Amsterdam Lender Group, COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK”, NEW YORK BRANCH (also referred to as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch), as Committed Lender and Facility Agent for the Nieuw Amsterdam Lender Group, TD BANK, N.A., as Committed Lender and Facility Agent for the TD Lender Group, WELLS FARGO BANK, N.A., as Committed Lender and Facility Agent for the Wells Fargo Lender Group, FAIRWAY FINANCE COMPANY, LLC, as Conduit Lender for the BMO Lender Group, BANK OF MONTREAL, as Committed Lender for the BMO Lender Group, BMO CAPITAL MARKETS CORP., as Facility Agent for the BMO Lender Group, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK”, NEW YORK BRANCH, as Administrative Agent.
RECITALS
WHEREAS, the parties refer to that certain Receivables Loan and Security Agreement dated as of November 7, 2012, as amended by the Amendment to Receivables Loan and Security Agreement dated as of May 29, 2013 and the Second Amendment to Receivables Loan and Security Agreement dated as of September 11, 2013 (as so amended, the “Existing Loan Agreement” and as further amended by this Amendment or otherwise amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) among certain of the parties hereto, Reynolds Group Holdings Inc., as initial Master Servicer, and Beverage Packaging Holdings (Luxembourg) IV S.à r.l., as initial Lux Manager.  Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement;
WHEREAS, the Borrower has advised the Administrative Agent that it may wish to designate the Sellers that comprise RGHI’s Evergreen business, consisting of Evergreen Packaging Inc. (“Evergreen”) and Blue Ridge Paper Products, Inc. (collectively with Evergreen, the “Evergreen Sellers”) as Excluded Sellers in accordance with and subject to the terms and conditions set forth in Sections 2.06 of the Purchase and Sale Agreement and Section 5.02(o) of the Loan Agreement, effective as of the Exclusion Effective Date for the designation of the Evergreen Sellers as Excluded Sellers (the “Applicable Exclusion Effective Date”), and has requested the Administrative Agent’s consent to such designation pursuant to clause (ii)(B)(x) of Section 5.02(o) of the Loan Agreement;
WHEREAS, in connection with such proposed designation, the Master Servicer has heretofore prepared and forwarded to the Borrower, the Lux Manager and the Administrative Agent the restated Monthly Reports described in clause (ii)(A) of Section 5.02(o) of the Loan Agreement;
WHEREAS, the Borrower has requested, in connection with such designation, that the Administrative Agent (i) release (A) the Receivables that the Borrower acquired from either Evergreen Seller pursuant to the Purchase and Sale Agreement, all Collections and Related Security with respect thereto (collectively, but excluding Collections or other funds on deposit in any Collection Account or the Concentration Account on or prior to the Applicable Exclusion Effective Date, the “Evergreen Receivables Assets”), (B) the Collection Accounts and Lockboxes into which Collections included in the Evergreen Receivables Assets are received or deposited, as more fully described in Schedule I hereto (collectively, the “Evergreen Accounts”), and (C) all of each Evergreen Seller’s right, title and interest in and to any Records with respect to such Receivables in which a Lien was granted under the Loan Agreement (collectively with the Evergreen Receivables Assets and the Evergreen Accounts, the “Evergreen Collateral”) from the Lien created under the Loan Agreement, (ii) consent, to the extent applicable, to the reconveyance of the Evergreen Receivables Assets by the Borrower to the respective Evergreen Sellers, to the transfer of the Evergreen Accounts by the Borrower to the Evergreen Sellers and to the release by the Borrower of the Evergreen Collateral, to the extent applicable, from the Lien created under the Purchase and Sale Agreement, (iii) consent to an amendment to the Sellers Subordinated Loan Agreement removing the Evergreen Sellers as parties thereto, and (iv) release each Evergreen Seller from any further obligations under the Performance Undertaking Agreement to which it is a party (the “Performance Undertaking Agreement (NY)”);
WHEREAS, the Administrative Agent, with the consent and at the direction of each of the Lenders, is willing to consent to such designation, reconveyance, transfer and release, to release the Evergreen Collateral from the Lien created under the Loan Agreement and to release each Evergreen Seller from any further obligations under the Performance Undertaking to which it is a party, in accordance with and subject to the terms and conditions set forth herein; and
WHEREAS, the Borrower has further requested, and the other applicable parties hereto have agreed to, certain amendments to the Existing Loan Agreement and to the Performance Undertaking Agreement (NY) and the Purchase and Sale Agreement, as set forth more fully in this Amendment;

NOW, THEREFORE, the parties hereto (individually or in any other capacity, including as Master Servicer in the case of RGHI and as Lux Manager in the case BPH IV) hereby agree and consent, as applicable, to the following:
SECTION 1.Amendments to Certain Principal Transaction Documents. Effective as of the Amendment Effective Date (as defined below):
(a)The definition of “Deemed Collection” appearing in Annex 1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows
“Deemed Collection” shall have the meaning specified in Section 2.03(d) of the Purchase and Sale Agreement.
(b)The definition of “Dilution Factors” appearing in Annex 1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows
“Dilution Factors” shall mean credits, cancellations, billing adjustments, cash discounts, warranties, allowances, Disputes, rebates, charge backs, returned or repossessed goods, and other allowances, adjustments and deductions (including, without limitation, any special or other discounts, any reconciliations and any reductions or cancellations referred to in Section 2.03(c) of the Purchase and Sale Agreement) that are given by a Seller or any of its Affiliates or the Lux Manager to an Obligor, other than (i) payment in cash of the Outstanding Balance of a Receivable by an Obligor, (ii) a Receivable having become a Charge-Off, or (iii) a reduction or cancellation of the Outstanding Balance of a Graham Packaging Molds Production Receivable by reason the applicable Seller’s failure to complete the production of related molds in accordance with the related Contract to the extent such reduction or cancellation does not result in a Deemed Collection pursuant to Section 2.03(c) of the Purchase and Sale Agreement.
(c)Clause (iii) of the definition of “Eligible Receivables” appearing in Annex 1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
(iii)    as to which the related Seller has satisfied and fully performed all obligations required to be fulfilled by it (other than customary warranty obligations), and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor; provided that this clause (iii) shall not apply to the obligation to complete production of molds in the case of a Graham Packaging Molds Production Receivable;
(d)The definition of “Excluded Receivables” appearing in Annex 1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
“Excluded Receivable” shall mean:
(a)    with respect to any Excluded Seller, any indebtedness of an Obligor to such Excluded Seller otherwise constituting a Receivable that is originated by such Excluded Seller on or after its Exclusion Effective Date;
(b)    Receivables not included on the SAP sub-ledger of the Sellers, until such time as such Receivables are included on the SAP sub-ledger;
(c)    Receivables as to which Unilever United States or an Affiliated Obligor or The Dial Corporation or an Affiliated Obligor is the Obligor, in each case that are subject to factoring programs requested and arranged by such Obligor or an Affiliate thereof in effect on the Closing Date; and
(d)    other Receivables of an Obligor, together with its Affiliated Obligors, designated by the Borrower, or the Master Servicer on its behalf, by written notice to the Administrative Agent and each Facility Agent that are subject to factoring programs requested and arranged by such Obligor or an Affiliate thereof; provided that, at the time of such designation, (i) no Termination Event or Potential Termination Event shall have occurred and be continuing or would occur on a pro forma basis after giving effect to such designation and (ii) either (A) the aggregate Outstanding Balance of Receivables of such Obligor and its Affiliated Obligors as of the last day of the most recent Monthly Period for which a Monthly Report has been provided did not exceed 5% of the lesser of (x) the Outstanding Balances of all Receivables as of the last day of such Monthly Period or (y) the average of Outstanding Balances of all Receivables as of the last day of each of the six consecutive Monthly Periods ending with such Monthly Period, or (B) the Administrative Agent and the Majority Facility Agents shall have provided their prior written consent to such designation.
(e)The definition of “Net Receivables Balance” appearing in Annex 1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
“Net Receivables Balance” shall mean, at any time, the Outstanding Balances of the Eligible Receivables owned by the Borrower at such time reduced (without duplication) by the sum of:
(i)    the aggregate amount by which the sum of the Outstanding Balance of Eligible Receivables of each Obligor and its Affiliated Obligors then owned by the Borrower exceeds the Concentration Limit for such Obligor at such time; plus
(ii)    the aggregate amount by which the then Outstanding Balance of all Eligible Receivables which are required to be paid in full within more than 60 days but less than 90 days of the date of the invoice prepared by the related Seller and evidencing such Receivable exceeds 10% of the Outstanding Balances of all Eligible Receivables at such time; provided that such 10% limitation shall not apply to Wal-Mart Stores, Inc., Sysco Corporation, Costco Wholesale Corporation, Target Corporation, The Dial Corporation or The Coca Cola Company; plus
(iii)    the aggregate amount by which the sum of the Outstanding Balance of Eligible Receivables of Obligors which are Governmental Obligors then owned by the Borrower exceeds 2% of the Outstanding Balances of all Eligible Receivables at such time; plus

(iv)    the aggregate amount of Collections on account of any Eligible Receivables at such time that have been received by the Borrower, any Subservicer or Seller or the Master Servicer or Lux Manager and have not been applied prior to such time to reduce the Outstanding Balance thereof; plus
(v)    the aggregate amount of Contractual Reductions; plus
(vi)     the aggregate amount of unapplied credit adjustments (other than Contractual Reductions) relating to Eligible Receivables; plus
(vii)    the aggregate amount of all Contra Accounts relating to the 25 largest Obligors (measured by the Outstanding Balance of Eligible Receivables with respect to each Obligor as of the last day of the most recently-ended Monthly Period, and provided that, in the case of any Obligor with any Affiliated Obligor, the Outstanding Balance of the Eligible Receivables with respect to such Obligor shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor); provided further that if the amount of the Contra Account relating to an Obligor is greater than the aggregate Outstanding Balance of Eligible Receivables relating to such Obligor, the amount deducted would be the aggregate Outstanding Balance of Eligible Receivables relating to such Obligor; plus
(viii)    the aggregate amount by which the sum of the Outstanding Balance of Eligible Receivables of Obligors which are residents of Eligible Countries exceeds 3% of the Outstanding Balances of all Eligible Receivables at such time; plus
(ix)    the Sales Tax Reserve from time to time in effect; plus
(x)    the Graham Packaging Molds Production Reserve from time to time in effect.
(f)The definition of “Parent Subordinated Loan Agreement” appearing in Annex 1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
“Parent Subordinated Loan Agreement” shall mean (a) the Subordinated Loan and Intercreditor Agreement, dated as of the date hereof, among the Borrower, BPH IV and the Administrative Agent (the “Initial Parent Subordinated Loan Agreement”) and (b) any other similar agreement for the making of subordinated loans (i) that may be entered into among the Borrower, BPH IV and the Administrative Agent, which shall have (A) subordination terms (including terms applicable upon the occurrence of any Proceeding (as defined in the Initial Parent Subordinated Loan Agreement)) not less favorable to the Senior Claimants or to the Senior Subordinated Claimants (each as defined in the Initial Parent Subordinated Loan Agreement) in any material respects than those set forth in the Initial Parent Subordinated Loan Agreement, (B) terms limiting payments by the Borrower thereunder to those made in accordance with the Priority of Payments and permitting the Borrower to defer all payments at least until the day that follows the Final Date, (C) other rights of the Administrative Agent and the Senior Claimants not less favorable in any material respects than those set forth in the Initial Parent Subordinated Loan Agreement, (D) a provision not less favorable to the Borrower in any material respect than Section 17 [No Petition] of the Initial Parent Subordinated Loan Agreement and (E) other commercial terms as agreed between the Borrower and BPH IV and consented to by the Administrative Agent, and (ii) as to which the Administrative Agent and the Lenders shall have received opinions of legal counsel reasonably acceptable to the Administrative Agent having substantially the scope and substantially to the same effect as the opinions of legal counsel delivered as of the Closing Date with respect to the Initial Parent Subordinated Loan Agreement; provided that no such consent of the Administrative Agent shall be required if such agreement is substantially in the form attached as Exhibit E hereto.
(g)The definition of “Sales Tax Reserve” appearing in Annex 1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
“Sales Tax Reserve” shall mean, at any time of determination, the aggregate accruals for sales or use taxes payable by Obligors as of such time on the books and records of the Sellers, determined on a consistent basis in accordance with GAAP as of the last day of the most recent Monthly Period for which a Monthly Report has been delivered. The Sales Tax Reserve as of last day of the preceding Monthly Period shall be included in each Monthly Report, and that number shall be the applicable Sales Tax Reserve until the delivery of the next Monthly Report.
(h)The following definition is hereby added to Annex 1 to the Existing Loan Agreement in its appropriate alphabetical order:
“Graham Packaging Molds Production Receivable” shall mean, at any time, the portion, if any, of the Outstanding Balance of an Eligible Receivable attributable to molds that are in production by any of Graham Recycling Company L.P., Graham Packaging Company, L.P., Graham Packaging Plastic Products Inc., Graham Packaging Pet Technologies Inc., Graham Packaging LC, L.P. and Graham Packaging PX Holding Corporation and not completed at such time.
“Graham Packaging Molds Production Reserve” shall mean initially $3,000,000 and thereafter, on and after the date of delivery to the Administrative Agent of a Final Agreed Upon Procedures Report which identifies such amount until the date of delivery of the next such report, the aggregate Outstanding Balances of Graham Packaging Molds Production Receivables as set forth in such Final Agreed Upon Procedures Report. Each change in the Graham Packaging Molds Production Reserve pursuant to the preceding sentence shall be identified in the first Monthly Report delivered after date of delivery of the applicable Final Agreed Upon Procedures Report, and the applicable Graham Packaging Molds Production Reserve shall be included in each Monthly Report.
(i)Exhibit E is hereby added to the Existing Loan Agreement, reading as set forth as Exhibit C to this Amendment.
(j)The Performance Undertaking Agreement (NY) is hereby amended to add the following new section immediately following Section 20 thereof:

SECTION 21. Excluded Sellers.
As of the date on which any Performance Guarantor which is also a Seller becomes an Excluded Seller and ceases to be a Subservicer in accordance with the terms and conditions of the Loan Agreement and the Purchase and Sale Agreement, such Performance Guarantor shall automatically and without further action by any party be released and discharged from any future obligations arising under this Agreement, other than obligations under any provisions hereof which, in accordance with the terms hereof, survive the termination of this Agreement. Each such Performance Guarantor agrees that this Agreement may be amended or otherwise modified after the effective date of such release and discharge without the consent or approval of such Performance Guarantor and such Performance Guarantor shall no longer be considered a Performance Guarantor or party hereto (except with respect to the provisions of Section 18 hereof which, in accordance with the terms hereof, survive the termination of this Agreement, as they related to such Performance Guarantor); provided that no such amendment or other modification that could reasonably be expected to adversely affect the rights and protections afforded to such Performance Guarantor under this Section 21 shall be effective unless agreed to in writing by such Performance Guarantor.
(k)Section 2.03 of the Purchase and Sale Agreement is hereby amended and restated in its entirety as follows:
SECTION 2.03.    Dilutions, etc.
(a)If on any day the Outstanding Balance of a Receivable is (x) reduced or canceled as a result of any defective, returned or rejected goods or services, any discount, rebate or refund or any adjustment by any Seller, any Subservicer, the Master Servicer or the Lux Manager (other than Contractual Reductions or a write-off of all or any portion of its Outstanding Balance as uncollectible), or (y) reduced or canceled as a result of a set-off in respect of any claim, other than a Contractual Reduction, by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the related Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation.
(b)If the Original Balance of a Receivable is less than the amount reported in the Purchase Report for the Monthly Period in which such Receivable Balance was transferred to the Buyer, the related Seller shall be deemed to have received, on the day that the Lux Manager and the related Seller become aware of such difference, a Collection of such Receivable in the amount of such difference.
(c)If (i) prior to the Facility Termination Date the Outstanding Balance of a Graham Packaging Molds Production Receivable is reduced or cancelled, or (ii) from and after the Facility Termination Date the aggregate Outstanding Balances of Graham Packaging Molds Production Receivables are reduced or cancelled by amount exceeding the Graham Packaging Molds Production Reserve as of the Facility Termination Date, in either case directly or indirectly by reason the applicable Seller’s failure in accordance with the related Contract to timely satisfy and fully perform all obligations required to be fulfilled by it (other than customary warranty obligations), including completion of the production of related molds, or by reason of the failure by any Person to timely perform any further action required to be performed with respect thereto (other than payment thereon by the applicable Obligor), the related Seller shall be deemed to have received, (A) in the case of clause (i) above, on the date of the applicable reduction or cancellation a Collection of the affected Receivable in the amount of such reduction or cancellation and (B) in the case of clause (ii) above, on each date on which the excess amount descried therein arises or increases, a Collection of the affected Receivable or Receivables in the amount of such excess or increase, as the case may be.
(d)If any of the representations or warranties in Section 5.02 hereof was not true when made with respect to a Receivable, the related Seller shall be deemed to have received, on the date of discovery that such representation or warranty was not true when made, a Collection (any such deemed Collection pursuant to Section 2.03(a), 2.03(b) or 2.03(c) or this Section 2.03(d), without duplication, a “Deemed Collection”) of such Receivable in full, less the amount of any Collections received by the Buyer in respect of such Receivable.
(e)Notwithstanding anything to the contrary contained in this Agreement, the related Seller shall pay or credit the amount of Deemed Collections deemed to be received by such Seller during any Monthly Period to the Buyer on the first Settlement Date following such Monthly Period as follows: (i) first, by depositing into the Concentration Account an amount equal to the lesser of such Deemed Collections and the excess, if any, of (A) the sum of the Outstanding Borrowings, over (B) the Funding Base, and (ii) second, by crediting, dollar for dollar, any remaining portion of such Deemed Collections against payments of the Initial Purchase Price or Purchase Price, as applicable, due from the Buyer to such Seller for Receivables purchased hereunder; provided, that if a Termination Event or Potential Termination Event shall have occurred and be continuing, the entire amount of such Deemed Collections shall be paid by deposit into the Concentration Account within two Business Days of their deemed receipt thereof; and provided further, that any Collections in respect of any Receivable as to which the Buyer has received a Deemed Collection pursuant to Section 2.03(d) that are received by the Buyer after the date of such Deemed Collection shall be added to the next payment of the Initial Purchase Price or Purchase Price, as applicable, due from the Buyer to the relevant Seller for Receivables purchased hereunder.
SECTION 2.Further Amendments to Existing Loan Agreement. Effective as of the Evergreen Effective Date (as defined below):
(a)The definition of “Commitment” appearing in Annex 1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
“Commitment” shall mean, during the Revolving Period, (i) with respect to Rabobank, in its capacity as a Committed Lender, $187,500,000.00, as such amount may be modified in accordance with the terms hereof, (ii) with respect to BMO, in its capacity as a Committed Lender, $125,000,000.00, as such amount may be modified in accordance with the terms hereof, (iii) with respect to TD, in its capacity as a Committed Lender, $104,166,666.67, as such amount may be modified in accordance with the terms hereof, (iv) with respect to Wells Fargo, in its capacity as a Committed Lender, $83,333,333.33, as such amount may be modified in accordance with the terms hereof, and (v) with respect to any Person who becomes a Committed Lender pursuant to an Assignment and Assumption Agreement, the commitment of such Person to fund any Advance to the Borrower in an amount not to exceed the amount set forth in such Assignment and Assumption Agreement, as such amount may be modified in accordance with the terms hereof and thereof. After the Revolving Period, for each Committed Lender, the Commitment shall at all times mean aggregate outstanding Advances then funded by such Committed Lender or the Conduit Lender in its Lender Group and shall automatically reduce concurrently with each reduction in such outstanding Advances.
(b)Schedule I to the Existing Loan Agreement is hereby amended by changing the Special Obligor Concentration Limit applicable to Bunzl PLC to 8%.

(c)Schedule II to the Existing Loan Agreement is hereby amended by replacing it with Schedule II hereto.
SECTION 3.Consents and Release.
(a)Effective as of the Evergreen Effective Date, the Administrative Agent, with the consent and at the direction of each Lender, which consents and directions are hereby severally given by each Lender, hereby
(i)(A) consents to the designation by the Borrower of each Evergreen Seller as an Excluded Seller in accordance with and subject to the terms and conditions Sections 2.06 of the Purchase and Sale Agreement and Section 5.02(o) of the Loan Agreement (the notice requirements of which are hereby deemed satisfied), and (B) acknowledges and agrees that no Evergreen Seller shall have any further obligation or liability thereunder other than with respect to the provisions of Sections 8.16 [Confidentiality], 8.18 [No Petition] and 8.19 [Limited Recourse] thereof which, in accordance with the terms of the Purchase and Sale Agreement, survive the termination thereof;
(ii)releases the Evergreen Collateral from the Lien created under the Loan Agreement;
(iii)consents, to the extent applicable, to (A) the reconveyance of the Evergreen Collateral by the Borrower to the Evergreen Seller that sold, transferred or assigned such Evergreen Collateral to the Buyer pursuant to the Purchase and Sale Agreement, (B) the transfer of the Evergreen Accounts to the Evergreen Sellers and (C) the release by the Borrower of the Evergreen Collateral, to the extent applicable, from the Lien created under the Purchase and Sale Agreement, in each case in accordance with and subject to the terms and conditions of a Designation and Repurchase Agreement substantially in the form of Exhibit A hereto (the “Repurchase Agreement”) between the Borrower and the Evergreen Sellers; and
(iv)consents to the amendment to the Sellers Subordinated Loan Agreement removing the Evergreen Sellers as parties thereto substantially in the form of Exhibit B hereto, and acknowledges and agrees that no Evergreen Seller shall have any further obligation or liability thereunder.
(b)Effective as of the Evergreen Effective Date, the Administrative Agent, with the consent and at the direction of each Facility Agent party hereto, together constituting the Majority Facility Agents, which consents and directions are hereby severally given by each such Facility Agent, hereby acknowledges that, under the provisions of the Performance Undertaking Agreement (NY), as amended hereby, each Evergreen Sellers shall no longer be considered a party thereto and shall no longer have any obligation or liability thereunder, other than with respect to the provisions of Section 18 [No Petition] thereof which, in accordance with the terms of the Performance Undertaking Agreement (NY), survive the termination thereof.
(c)From and after the Evergreen Effective Date, the Administrative Agent shall, at the reasonable request and at the sole expense of the Borrower or the Master Servicer, prepare and file (i) amendments to each UCC financing statement that (A) names the Borrower as debtor, (B) covers all or any portion of the Evergreen Collateral as collateral and (C) as to which the Administrative Agent is secured party of record, evidencing the release of the Evergreen Collateral from the Lien granted under the Loan Agreement, and (ii) terminations of each UCC financing statement that (A) names either Evergreen Seller as debtor, (B) covers all or any portion of the Evergreen Collateral as collateral and (C) as to which the Administrative Agent is secured party of record, evidencing the Borrower’s reconveyance of Evergreen Collateral to such Evergreen Seller and the release by the Borrower of the Evergreen Collateral from the Lien created under the Purchase and Sale Agreement pursuant to the Repurchase Agreement. The Borrower hereby authorizes the Administrative Agent to file such amendments and terminations of financing statements.
(d)From and after the Evergreen Effective Date, the Administrative Agent shall also, at the sole expense of the Borrower or the Master Servicer, from time to time deliver and, where applicable, execute and endorse such agreements, documents and instruments, including directions to terminate Control Agreements and amendments to Control Agreements, evidencing or effecting the release of the Evergreen Collateral from the Lien granted under the Loan Agreement, as may be reasonably requested and prepared from time to time by the Evergreen Sellers, the Borrower or the Master Servicer and reasonably acceptable as to form and substance to the Administrative Agent.
(e)Each Lender and Facility Agreement hereby authorizes the Administrative Agent to prepare, file, deliver, execute and endorse, or consent to the preparation, filing, delivery, execution and endorsement of, as applicable, all such amendments to and terminations of financing statements and all such agreements, documents and instruments that the Administrative Agent in good faith determines to be described in Section 3(c) or 3(d) above or Section 3 or 4 of the Repurchase Agreement.
SECTION 4.Effective Date Conditions Precedent.
(a)The amendments set forth in Section 1 above shall become effective on the date (the “Amendment Effective Date”) as of which the Administrative Agent shall have received counterpart signature pages to this Amendment executed by each of the parties to this Amendment.
(b)The amendment set forth in Section 2 above and the consents, directions and releases set forth in Section 3 above shall become effective on the date (the “Evergreen Effective Date”) on or after the Amendment Effective Date and on which (i) the Applicable Exclusion Effective Date shall have occurred in accordance with the provisions of the Purchase and Sale Agreement and the Repurchase Agreement and (ii) the Repurchase Agreement shall have been executed and delivered by the parties thereto and become effective in accordance with the terms thereof, subject to the Borrower’s delivery of a certificate to the Administrative Agent as to the satisfaction of the following conditions precedent on and as of the Evergreen Effective Date, immediately after giving effect to (x) the Receivables included in the Evergreen Receivables Assets becoming Excluded Receivables, (y) any Advances and Subordinated Loans made or repaid on such date and (z) any dividends or distributions made by the Borrower to its shareholders on such date:
(1)the Outstanding Borrowings shall not exceed the Maximum Advance Amount;
(2)no Termination Event or Potential Termination Event shall have occurred and be continuing;
(3)the representations and warranties of the Borrower contained herein or in the Principal Transaction Documents to which the Borrower is a party shall be true and correct in all material respects, with the same effect as though made on the Evergreen Effective Date, except to the extent such representation or warranty expressly relates only to a prior date; and
(4)the Borrower’s Net Worth shall equal or exceed the Minimum Net Worth;
provided that if the Evergreen Effective Date shall not have occurred on or prior to September 30, 2015 (or such later date to which the Administrative Agent and the Majority Facility Agents shall have consented to in writing), the amendments set forth in Section 2 above and the consents, directions and releases set forth in Section 3 above shall become null and void.
SECTION 5.Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to each Lender, each Facility Agent and the Administrative Agent that:
(a)this Amendment has been duly executed and delivered by the Borrower, and this Amendment and the Existing Loan Agreement as amended hereby constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to any Legal Reservations and bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law);
(b)the representations and warranties of the Borrower contained herein or in the Principal Transaction Documents to which the Borrower is a party are true and correct in all material respects as of the Amendment Effective Date with the same effect as though made on such date (after giving effect to this Amendment), except to the extent such representation or warranty expressly relates only to a prior date; and
(c)No Collections other than Collections in respect of Receivables included in the Evergreen Receivables Assets are mailed to or deposited into the Evergreen Accounts.
SECTION 6.Confirmations, etc.
(a)Each of the parties hereto that are Performance Guarantors hereby consents to the amendments to the Existing Loan Agreement set forth in this Amendment and to the transactions contemplated hereby, including the release of the Evergreen Collateral from the Lien of the Loan Agreement and the release of each Evergreen Seller from further obligations under each Performance Undertaking Agreement to which it is a party, to the extent specified hereinabove, and hereby confirms that, except in the case of the Evergreen Sellers, its respective obligations (including, where applicable, in its capacity as Subservicer, Master Servicer or Lux Manager) under each Principal Transaction Document to which it is a party, as amended hereby, if applicable, remain in full force and effect in accordance with the terms thereof.
(b)The Majority Facility Agents hereby consent to the amendment to the Performance Undertaking Agreement (NY) set forth in this Amendment.
(c)The Administrative Agent and the Majority Facility Agents hereby consent to the amendment to the Purchase and Sale Agreement set forth in this Amendment.
SECTION 7.Miscellaneous.
(a)This Amendment may be amended, modified, terminated or waived only as provided in Section 9.05 of the Loan Agreement.
(b)Except as expressly modified as contemplated hereby, the Loan Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Loan Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder. This Amendment shall constitute a Principal Transaction Document.
(c)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Loan Agreement.
(d)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission (including via e-mail or other facsimile transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.
(e)The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
(f)THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Amendment, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(g)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT.
[Signature pages follow]

[Signature Page No. 2]
[Signature Page No. 1]
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK”, NEW YORK BRANCH, as Administrative Agent, Nieuw Amsterdam Facility Agent and a Committed Lender

By:	/s/ Raymond Dizon
Name: Raymond Dizon
Title: Executive Director

By:	/s/ Stephen G. Adams
Name: Stephen G. Adams
Title: Managing Director
NIEUW AMSTERDAM RECEIVABLES CORPORATION, as a Conduit Lender

By:	/s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President
TD BANK, N.A.,
as TD Facility Agent and a Committed Lender

By:	/s/ Michele Dragonetti
Name: Michele Dragonetti
Title: Senior Vice President

WELLS FARGO BANK, N.A.,
as Wells Fargo Facility Agent and Committed Lender

By:	/s/ Michael J. Landry

Name: Michael J. Landry
Title: Vice President
Fairway Finance Company, LLC,
as a Conduit Lender

By:	/s/ Irina Khaimova
Name: Irina Khaimova
Title: Vice President
Bank of Montreal,
as Committed Lender

By:	/s/ Valerie Jorgenson
Name: Valerie Jorgenson
Title: Director
BMO Capital Markets Corp.,
as BMO Facility Agent

By:	/s/ Eduardo Mendoza
Name: Eduardo Mendoza
Title: Managing Director
BEVERAGE PACKAGING FACTORING (LUXEMBOURG) S.À R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 166.005, as Borrower
Duly represented by:

By:	/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding

Title: Authorised Signatory
PERFORMANCE
GUARANTORS:            REYNOLDS GROUP HOLDINGS LIMITED

By:	/s/ Allen Philip Hugli
Name: Allen Philip Hugli
Title: Chief Financial Officer
REYNOLDS GROUP HOLDINGS INC.

By:	/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L.

By:	/s/ Carl John Getz
Name: Carl John Getz
Title: Class A manager

By:	/s/ H. Schommarz
Name: H. Schommarz
Title: Class B manager
REYNOLDS CONSUMER PRODUCTS LLC
By: /s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary
PACTIV LLC
By: /s/ Helen Dorothy Golding

Name: Helen Dorothy Golding
Title: Vice President
GRAHAM RECYCLING COMPANY L.P.
By: /s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President
GRAHAM PACKAGING COMPANY, L.P.
By: /s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President
GRAHAM PACKAGING PLASTIC PRODUCTS INC.
By: /s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President
GRAHAM PACKAGING PET TECHNOLOGIES INC.
By: /s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President
GRAHAM PACKAGING LC, L.P.
By: /s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President
GRAHAM PACKAGING PX HOLDING CORPORATION
By: /s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

EVERGREEN PACKAGING INC.

By:	/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President
BLUE RIDGE PAPER PRODUCTS, INC.

By:	/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

SCHEDULE I to
Third Amendment to
Receivables Loan and Security Agreement
EVERGREEN ACCOUNTS

Account Bank and Address	Account Numbers
Lockboxes and Collection Accounts
Bank of America 100 West 33rd St 4th Floor New York, NY 10001	Account Lockboxes

In the event that, after the date of this Amendment, additional lockboxes or accounts into which Collections included in the Evergreen Receivables Assets are received or deposited become Lockboxes or Collection Accounts in accordance with Section 5.02(b) of the Loan Agreement, the Borrower, by written notice to the Administrative Agent and each Facility Agent on or prior to the Evergreen Effective Date, may designate such Lockboxes or Collection Accounts for inclusion as Evergreen Accounts for purposes of this Amendment, which notice shall include and be subject to a representation and warranty of the Borrower that no Collections other than Collections in respect of Receivables included in the Evergreen Receivables Assets are mailed to or deposited into such Lockboxes or Collection Accounts. Upon delivery of any such notice in compliance with this paragraph, this Schedule 1 shall be deemed to be amended to include such Lockboxes or Collection Accounts without further action of the parties hereto.

SCHEDULE II to
Third Amendment to
Receivables Loan and Security Agreement

INFORMATION RELATED TO LOCKBOXES,
COLLECTION ACCOUNTS and concentration account

Account Bank and Address	Account Bank Contact	Depository Account Number	ABA Routing Number
Lockboxes and Collection Accounts
Citibank NA 399 Park Ave New York, NY 10003	Attention: Telephone: Facsimile:	Account Lockbox
JP Morgan Chase 10 S. Dearborn, Floor 34 Chicago, IL 60603	Attention: Telephone: Facsimile:	Account Lockbox
M&T Bank 1 M&T Plaza Buffalo, NY 14203	Attention: Telephone: Facsimile:	Account Lockbox
Concentration Account
Citibank NA 399 Park Ave New York, NY 10003	Attention: Telephone: Facsimile:	Account

A-2

EXHIBIT A to
Third Amendment to
Receivables Loan and Security Agreement
FORM OF
DESIGNATION AND REPURCHASE AGREEMENT
This DESIGNATION AND REPURCHASE AGREEMENT dated as of [•] (this “Agreement”) is between BEVERAGE PACKAGING FACTORING (LUXEMBOURG) S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 6C Rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B166.005 and having a share capital of $40,000 (the “Buyer”), EVERGREEN PACKAGING INC., a Delaware corporation (the “Evergreen”), and BLUE RIDGE PAPER PRODUCTS, INC., a Delaware corporation (“Blue Ridge” and, together with Evergreen, the “Evergreen Sellers”).
RECITALS
WHEREAS, pursuant to the Purchase and Sale Agreement dated as of November 7, 2012, as amended (the “Purchase and Sale Agreement”), among the Evergreen Sellers, each other party identified as a seller thereunder, Reynolds Group Holdings Inc., as initial Master Servicer, and Beverage Packaging Holdings (Luxembourg) IV S.à r.l., as initial Lux Manager, (a) the Evergreen Sellers sold, transferred or assigned to the Buyer all of their respective Receivables and all Related Security and Collections with respect thereto (collectively, but excluding Collections or other funds on deposit in any Collection Account or the Concentration Account on or prior to the Exclusion Effective Date (as defined below), the “Evergreen Receivables Assets”), and (b) for the purposes specified in Section 2.07 of the Purchase and Sale Agreement and without being in derogation of the parties’ intention that the sale of Receivables under the Purchase and Sale Agreement constitute a true sale thereof, the Evergreen Sellers granted to the Buyer and its assigns a security interest in all of the Evergreen Sellers’ respective right, title and interest in, to and under all the Evergreen Receivables Assets and any Records with respect to Receivables included therein (collectively with the Evergreen Receivables Assets, the “Evergreen Collateral”). Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Purchase and Sale Agreement or, if not defined therein, in the Receivables Loan and Security Agreement;
WHEREAS, the Buyer, with the consent of the Administrative Agent, wishes to designate each Evergreen Seller to be an Excluded Seller pursuant to and in accordance with Section 2.06 of the Purchase and Sale Agreement and, additionally and in connection therewith, to resell the Evergreen Receivables Assets to the Evergreen Sellers, to release any Lien on the Evergreen Collateral created in favor of the Buyer under the Purchase and Sale Agreement, and to transfer to the Evergreen Sellers ownership of the Collection Accounts and Lockboxes into which Collections included in the Evergreen Receivables Assets are received or deposited, as more fully described in Schedule I hereto (collectively, the “Evergreen Accounts”), on the terms and conditions set forth herein; and
WHEREAS, each Evergreen Seller wishes to consent to becoming an Excluded Seller and to repurchase from the Buyer the Evergreen Receivables Assets that were transferred by such Evergreen Seller to the Buyer pursuant to the Purchase and Sale Agreement on such terms and conditions;
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.Effective on and as of the date hereof (the “Exclusion Effective Date”), the Buyer hereby designates each Evergreen Seller as an Excluded Seller under and for purposes of the Purchase and Sale Agreement, and each Evergreen Seller hereby accepts such designation. The Buyer hereby agrees that this Agreement satisfies the notice requirements of Section 2.06 of the Purchase and Sale Agreement.
2.Effective on and as of the Exclusion Effective Date,
(a)the Buyer hereby sells, transfers and assigns to each Evergreen Seller, without recourse and without representation or warranty of any kind, express or implied, all of the Buyer’s right, title and interest in, to and under all Evergreen Receivables Assets heretofore sold, transferred or assigned by such Evergreen Seller to the Buyer pursuant to the Purchase and Sale Agreement;
(b)the Buyer hereby sells, transfers and assigns to the Evergreen Sellers, without recourse and without representation or warranty of any kind, express or implied, all of the Buyer’s right, title and interest in, to and under the Evergreen Accounts, as set forth on Schedule I hereto; and
(c)the Buyer hereby releases the Evergreen Collateral from the Lien, if any, created under the Purchase and Sale Agreement;
all in consideration of (a) in the case of Evergreen, payment by such Evergreen Seller to the Buyer of [$•], and (b) in the case of Blue Ridge, payment by such Evergreen Seller to the Buyer of [$•], in each case payable by wire transfer of immediately available funds.
3.The Buyer hereby authorizes each Evergreen Seller, at the sole expense of each such Evergreen Seller, from time to time from and after the Exclusion Effective Date to file appropriate UCC financing statements that (i) name the Buyer as debtor/seller, (ii) cover the Evergreen Receivables Assets as collateral and (iii) name such Evergreen Seller and secured party/buyer, evidencing the sale, transfer and assignment hereunder of Evergreen Receivables Assets from the Buyer to such Evergreen Seller. On the Exclusion Effective Date, the Buyer shall, at the sole expense of the applicable Evergreen Seller, prepare and file or cause to be prepared and filed terminations of each UCC financing statement listed on Schedule II hereto. In addition, from and after the Exclusion Effective Date, the Buyer shall, at the sole expense of the applicable Evergreen Seller, prepare and file or cause to be prepared and filed terminations of any other UCC financing statement that (i) names such Evergreen Seller as debtor, (ii) covers all or any portion of the Evergreen Receivables Assets as collateral and (iii) as to which the Buyer is named as secured party, in each case evidencing the release hereunder of the Evergreen Collateral from the Lien, if any, created under the Purchase and Sale Agreement, as may be reasonably requested and prepared from time to time by such Evergreen Seller and consented to by the Administrative Agent.
4.From and after the Exclusion Effective Date, the Buyer shall also, at the sole expense of the applicable Evergreen Seller, from time to time deliver and, where applicable, execute and endorse such agreements, documents and instruments evidencing or effecting (i) the sale, transfer and assignment hereunder of Evergreen Receivables Assets from the Buyer to such Evergreen Seller or (ii) the release hereunder of the Evergreen Collateral from the Lien, if any, created under the Purchase and Sale Agreement, as may be reasonably requested and prepared from time to time by such Evergreen Seller and consented to by the Administrative Agent.
5.This Agreement shall become effective as of the Exclusion Effective Date subject to the execution and delivery of this Agreement or a counterpart hereof to each of the parties hereto. This Agreement shall be binding on the parties hereto and their respective successors and assigns. The Administrative Agent shall be a third party beneficiary of the rights specifically granted to it hereunder.
6.This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except by a written instrument executed and delivered by each of the parties hereto.
7.This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission shall be as effective as delivery of a manually signed counterpart of this Agreement
8.THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
9.Each Evergreen Seller agrees not, prior to the date which is one (1) year and one (1) day after the Final Date, to acquiesce in, petition or otherwise, directly or indirectly, invoke, or cause the Buyer to invoke, the process of any Governmental Authority for the purpose of (i) commencing or sustaining a case against the Buyer under any bankruptcy, insolvency or similar law (including the Bankruptcy Code), (ii) appointing a receiver, liquidator, bankruptcy official (curateur), assignee, trustee, custodian, sequestrator or other similar official for the Buyer, or any substantial part of its property, or (iii) ordering the winding up or liquidation of the affairs of the Buyer. The agreements in this Section shall survive any termination of this Agreement.
10.Except as explicitly set forth herein, the obligations of the Buyer under this Agreement are solely the obligations of the Buyer, and no recourse hereunder shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Buyer. The agreements in this Section shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

EVERGREEN PACKAGING INC.

By:
Name:
Title:

BLUE RIDGE PAPER PRODUCTS, INC.

By:
Name:
Title:

BEVERAGE PACKAGING FACTORING (LUXEMBOURG) S.À R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 166.005, as Borrower

Duly represented by:

By:
Name:
Title: Authorised Signatory

A-5
SCHEDULE I to

Designation and Repurchase Agreement
EVERGREEN ACCOUNTS

Account Bank and Address	Account Numbers	Transferee
Lockboxes and Collection Accounts
Account Lockbox
Account Lockbox

A-6
SCHEDULE II to
Designation and Repurchase Agreement
LIST OF FINANCING STATEMENTS

B-2

EXHIBIT B to
Third Amendment to
Receivables Loan and Security Agreement

FORM OF
FIRST AMENDMENT TO
[SELLERS] SUBORDINATED LOAN AND INTERCREDITOR AGREEMENT
THIS FIRST AMENDMENT TO SUBORDINATED LOAN AND INTERCREDITOR AGREEMENT, dated as of [•] (this “Amendment”), is entered into among BEVERAGE PACKAGING FACTORING (LUXEMBOURG) S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand-Duchy of Luxembourg with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B 166.005 (the “Borrower”), the subordinated lenders (each, a “Subordinated Lender” and collectively, the “Subordinated Lenders”), and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as administrative agent (the “Administrative Agent”).
RECITALS
WHEREAS, the parties refer to that certain Subordinated Loan and Intercreditor Agreement dated as of November 7, 2012 (the “Existing Subordinated Loan Agreement” and as further amended by this Amendment or otherwise amended, supplemented or otherwise modified from time to time, the “Subordinated Loan Agreement”) among the parties hereto.  Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Subordinated Loan Agreement;
WHEREAS, in connection with the sale of Reynolds Group Holdings Inc.’s Evergreen business, consisting of Evergreen Packaging Inc. (“Evergreen”) and Blue Ridge Paper Products, Inc. (collectively with Evergreen, the “Evergreen Sellers”), and the Third Amendment to Receivables Loan and Security Agreement, dated as of December 19, 2014, amending the Receivables Loan and Security Agreement (the “Third Amendment to Receivables Loan and Security Agreement”), the Evergreen Sellers will be designated as Excluded Sellers (as defined in the

Receivables Loan and Security Agreement) and in connection therewith the parties hereto wish to remove the Evergreen Sellers from the group of Subordinated Lenders under the Subordinated Loan Agreement and release the Evergreen Sellers from any further obligation or liability under the Subordinated Loan Agreement, effective as of the Amendment Effective Date (as defined below);
WHEREAS, as of the date hereof, there are no outstanding borrowings under the Existing Subordinated Loan Agreement; and
WHEREAS, the Administrative Agent, on behalf of the Senior Claimants, is willing to consent to the amendment of the Existing Subordinated Loan Agreement, in accordance with and subject to the terms and conditions set forth herein;
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1.Amendments to Existing Subordinated Loan Agreement. Effective as of the Amendment Effective Date (as defined below), the definition of “Subordinated Lender” is hereby amended to remove Evergreen Packaging Inc. and Blue Ridge Paper Products, Inc., each as a Subordinated Lender.
SECTION 2.Release. Effective as of the Amendment Effective Date (as defined below), each of the Evergreen Sellers is released from any further obligation or liability under the Subordinated Loan Agreement.
SECTION 3.Consent. By its signature hereto, the Administrative Agent, on behalf of the Senior Claimants, consents to this Amendment.
SECTION 4.Effective Date Conditions Precedent.
(a)This Amendment shall become effective on the date (the “Amendment Effective Date”) as of which (i) the Borrower and the Administrative Agent shall have received counterpart signature pages to this Amendment executed by each of the parties hereto and (ii) the Evergreen Effective Date (as defined in the Third Amendment to Receivables Loan and Security Agreement) shall have occurred.
SECTION 5.Miscellaneous.
(a)This Amendment may be amended, modified, terminated or waived only as provided in Section 8 of the Subordinated Loan Agreement.
(b)Except as expressly modified as contemplated hereby, the Subordinated Loan Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Subordinated Loan Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder. This Amendment shall constitute a Principal Transaction Document (as defined in the Receivables Loan and Security Agreement).
(c)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Subordinated Loan Agreement.
(d)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission (including via e-mail or other facsimile transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.
(e)The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
(f)THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Amendment, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(g)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Beverage Packaging FACTORING (Luxembourg) S.à r.l., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 166.005, as Borrower
Duly represented by:

By

Name:
Title:Authorized Signatory
PACTIV LLC, as a Subordinated Lender
By

Name:
Title:

reynolds consumer products LLC, as a Subordinated Lender
By

Name:
Title:

Evergreen Packaging Inc., as a Subordinated Lender
By

Name:
Title:

Blue Ridge Paper Products Inc., as a Subordinated Lender
By

Name:
Title:
graham recycling company, l.p., as a Subordinated Lender By: GPC SUB GP LLC, its General Partner
By

Name:
Title:

Graham packaging company, l.p., as a Subordinated Lender By: GPC OPCO GP LLC, its General Partner
By

Name:
Title:

graham packaging plastic products inc., as a Subordinated Lender
By

Name:
Title:

graham packaging pet technologies inc., as a Subordinated Lender
By

Name:
Title:

graham packaging lc, l.p., as a Subordinated Lender By: Graham Packaging Gp Acquisition LLC, its General Partner
By

Name:
Title:

graham packaging px holding corporation, as a Subordinated Lender
By

Name:
Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH,
as Administrative Agent
By:
Name:
Title:
By:
Name:
Title:

C-8

C-7
EXHIBIT C to
Third Amendment to
Receivables Loan and Security Agreement
EXHIBIT E TO EXISTING LOAN AGREEMENT
Exhibit E to the Existing Loan Agreement shall read as follows:
EXHIBIT E to
Receivables Loan and
Security Agreement
FORM OF
[PARENT] SUBORDINATED LOAN AND INTERCREDITOR AGREEMENT
SUBORDINATED LOAN AND INTERCREDITOR AGREEMENT dated as of [_____] (this “Agreement”), is made by and between BEVERAGE PACKAGING FACTORING (LUXEMBOURG) S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand-Duchy of Luxembourg with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B 166.005 (the “Borrower”), BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand-Duchy of Luxembourg having its registered office at 6C Rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B165957 (the “Subordinated Lender”), and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK

NEDERLAND”, NEW YORK BRANCH, as administrative agent under the Receivables Loan and Security Agreement (as defined below) (including any successor thereto in such capacity, the “Administrative Agent”).

Reference is made to the Receivables Loan and Security Agreement dated as of November 7, 2012 (as amended, supplemented or otherwise modified and in effect from time to time, the “Receivables Loan and Security Agreement”), among the Borrower, REYNOLDS GROUP HOLDINGS INC., a Delaware corporation (“RGHI”), as initial Master Servicer, the Subordinated Lender, as initial Lux Manager, each of the Conduit Lenders, Committed Lenders and Facility Agents party thereto from time to time and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Receivables Loan and Security Agreement.

WHEREAS:

A.    Certain Affiliates of the Subordinated Lender (the “Sellers”) have agreed to sell to the Borrower, and the Borrower has agreed to purchase from the Sellers, various Receivables of the Sellers pursuant to the Purchase and Sale Agreement, dated as of November 7, 2012 (as amended, supplemented or otherwise modified and in effect from time to time, the “Purchase and Sale Agreement”), among each of the Sellers, RGHI, as initial Master Servicer, Subordinated Lender, as initial Lux Manager, and the Borrower;

B.    The Borrower’s ability to borrow funds under the Receivables Loan and Security Agreement is conditioned upon payments from various accounts of the Borrower being made in accordance with the applicable priority of payments set forth in Section 2.12 of the Receivables Loan and Security Agreement (as applicable, the “Priority of Payments”);

C.    The ability of the Borrower to pay the Sellers for the Receivables purchased from the Sellers is subject to certain limitations pursuant to the Priority of Payments;

D.    Each Seller has agreed in certain circumstances to accept subordinated loans made by such Seller to the Borrower (collectively, the “Sellers Subordinated Loans”) as payment for the Receivables sold under the Purchase and Sale Agreement, such Sellers Subordinated Loans to be governed by a Subordinated Loan and Intercreditor Agreement, dated as of November 7,2012, among the Borrower, the Sellers and the Administrative Agent;

E.    The Subordinated Lender may make Subordinated Loans to the Borrower from time to time under this Agreement;and

F.    As provided herein, the Sellers Subordinated Loans are senior to the Subordinated Loans.

Accordingly, the Borrower, the Subordinated Lender and the Administrative Agent hereby agree as follows:

1.
Subordinated Loans. The Subordinated Lender agrees to make loans (each a “Subordinated Loan” and collectively the “Subordinated Loans”) to the Borrower from time to time, at such times and in such amounts as mutually agreed by the Borrower and the Subordinated Lender.

2.Principal Payments.
(a)    The outstanding principal of any Subordinated Loan (together with accrued and unpaid interest thereon) may be repaid or prepaid in whole or in part at any time without premium or penalty from funds available to the Borrower for such purpose pursuant to the Priority of Payments, and not otherwise.
(b)    The Borrower shall pay the Subordinated Lender, in lawful money of the United States of America and in immediately available funds, on the date (the “Maturity Date”) that is one (1) day after the Final Date, the outstanding principal amount of all Subordinated Loans.

3.
Interest. The Borrower agrees to pay interest on the outstanding principal amount of the Subordinated Loans from the date each such Subordinated Loan is made to the date on which such amount is paid in full at a rate equal to [_____]; provided, however, that if the Borrower shall default in the payment of any principal hereof, the Borrower promises to pay, on demand, interest at the rate of [_____] on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on each Settlement Date and on the Maturity Date in arrears; provided, however, that the Borrower may, by written notice to the Subordinated Lender and the Administrative Agent on or prior to the date any interest payment is due hereunder (except if such date is the Maturity Date), elect to defer all or part of such payment, and upon such election, the amount of interest due but unpaid on such date shall be added to the principal amount of Subordinated Loans outstanding under this Agreement, in accordance with article 1154 of the Luxembourg Civil Code; provided further, that such notice shall not be required if, on the applicable Settlement Date, there are insufficient funds available to pay the full installment of interest otherwise then due and payable in accordance with the Priority of Payments.

4.All Payments. All payments of the Borrower hereunder shall be made to the Lender in accordance with the Priority of Payments and without set-off or counterclaim.
5.Records. The Subordinated Lender is authorized and directed by the Borrower to enter on Schedule I attached hereto or, at its option, in its books and records, the date and amount of each Subordinated Loan made hereunder and the amount of each payment of principal made by the Borrower on such Subordinated Loan. Absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of the Subordinated Lender to make any such entry nor any error therein shall expand, limit or affect the obligations of the Borrower hereunder.
6.Subordination. The Subordinated Loans, all interest thereon, any other amounts payable with respect thereto and all other indebtedness of the Borrower under this Agreement (the “Subordinated Claims”) are subordinated and subject in right of payment to the prior payment in full of (a) all Obligations of the Borrower (including without limitation interest accruing after the commencement of a proceeding of the type described in the definition of “Insolvency Event” under the Receivables Loan and Security Agreement (a “Proceeding”), whether or not such interest is an allowed claim) (the “Senior Claims”) and (b) all obligations of the Borrower in respect of the Sellers Subordinated Loans (including without limitation interest accruing after the commencement of a Proceeding, whether or not such interest is an allowed claim) (the “Senior Subordinated Claims”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Secured Parties and any of their respective assignees (each, a “Senior Claimant” and collectively, the “Senior Claimants”) or the Administrative Agent on their behalf, and for the direct benefit of, and may be enforced by, the Sellers and any of their respective assignees (each, a “Senior Subordinated

Claimant” and collectively, the “Senior Subordinated Claimants”). Each Senior Claimant shall be deemed to have acquired its Senior Claims and each Senior Subordinated Claimant shall be deemed to have acquired its Senior Subordinated Claims (in either case, whether now outstanding or hereafter created, incurred, assumed or guaranteed) in reliance upon the provisions contained in this Agreement. Until the later to occur of the Final Date and the date on which all Senior Subordinated Claims shall have been paid in full in cash, the Borrower shall not pay or grant, and the Subordinated Lender shall not demand, accelerate, sue for, take, receive or accept from the Borrower, directly or indirectly, in cash or other property or by set-off or any other manner, any payment or security of all or any of the Subordinated Claims or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) nothing in this paragraph shall restrict the capitalization of deferred interest as provided in Section 3 hereof, and (ii) nothing in this paragraph shall restrict the Borrower from paying, or the Subordinated Lender from requesting, any payments under this Agreement in accordance with the Priority of Payments, so long as (i) the making of such payment would not otherwise violate the terms of the Receivables Loan and Security Agreement or any other Transaction Document and (ii) so long as no Senior Subordinated Claims shall be outstanding or remain unpaid. Should the Subordinated Lender receive any payment in violation of the immediately preceding sentence, the Subordinated Lender agrees that such payment shall be segregated, received, held in the name and on behalf of, deemed to be the property of, and shall be immediately paid over to (x) on or prior to the Final Date, the Administrative Agent for the benefit of the Senior Claimants and (y) thereafter, to the Senior Subordinated Claimants on a pro rata basis.
7.Representations and Warranties. The Borrower represents to the Subordinated Lender, and the Borrower and the Subordinated Lender each represents and warrants to the Administrative Agent for the benefit of the Senior Claimants, that:
(a)    it has the corporate or other organizational power and authority to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate or other organizational action to authorize its execution, delivery and performance of this Agreement;
(b)    it has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law);
(c)    the execution, delivery and performance of this Agreement will not violate in any material respect any provision of any requirement of any law applicable to it or of its organizational documents; and
(d)    no consent or authorization of, filing with, or other action by any Governmental Authority or any other third party is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for consents, authorizations, filings or actions that have been obtained, made or taken and are in full force and effect or that if not duly obtained, made or taken or not in full force and effect could not reasonably be expected to have a material adverse effect.

8.	Bankruptcy; Insolvency.
(a)    Upon the occurrence of any Proceeding involving the Borrower as debtor, the Senior Claimants shall receive payment in full in cash of the Senior Claims and the Senior Subordinated Claimants shall receive payment in full in cash of the Senior Subordinated Claims before the Subordinated Lender is entitled to receive payment on account of a Subordinated Loan. Without prejudice to the subordination provisions contained herein, any right to receive a payment or distribution of assets of the Borrower of any kind or character (whether in cash, securities or other property) in any applicable Proceeding which would otherwise be payable to or deliverable upon or with respect to any or all Subordinated Loans is hereby assigned, and any such payment or distribution shall be paid or delivered by the person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to (x) on and prior to the Final Date, the Administrative Agent for application to, or as collateral for the payment of, the Senior Claims until such Senior Claims shall have been paid and satisfied in full in cash, and (y) thereafter, the Senior Subordinated Claimants for application to, or as collateral for the payment of, the Senior Subordinated Claims until such Senior Subordinated Claims shall have been paid and satisfied in full in cash.
(b)    On and prior to the Final Date, in any Proceeding, to the extent permitted by law, if all Senior Claims have not then been paid in full in cash, the Administrative Agent (on behalf of the Senior Claimants) is hereby irrevocably authorized at or in any Proceeding (but without any obligation to do so):
(i)    To enforce Subordinated Claims either in its own name or the name of the Subordinated Lender, by proof of debt, proof of claim, suit or otherwise;

(ii)    To collect any assets of the Borrower distributed, divided or applied by way of dividend or payment, or any securities issued, on account of Subordinated Claims and apply the same, or the proceeds of any-realization upon the same that Administrative Agent (on behalf of the Senior Claimants) in its discretion elects to effect, to Senior Claims until all Senior Claims shall have been paid in full in cash, rendering any surplus to the Senior Subordinated Claimants, if any, pro rata pursuant to subsection (c) below, and otherwise to the Subordinated Lender;

(iii)    To vote claims comprising Subordinated Claims to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(iv)    To take generally any action in connection with any such meeting or Proceeding which the Subordinated Lender might otherwise take.

(c)    The assignment under this Clause 8 constitutes an assignment for collateral purposes (transfert de propriété à titre de garantie) governed by the Luxembourg law of August 5, 2005 on financial collateral arrangements, as amended from time to time. Any rights assigned under this Section 8 shall be re-assigned to the Subordinated Lender after occurrence of the events mentioned in clauses (x) and (y) of sub-section 8(a) above.

9.
Amendments. This Agreement shall not be amended or modified except by a written instrument (i) executed by the Borrower and the Subordinated Lender, (ii) consented to in writing by the Administrative Agent on behalf of the Senior Claimants, (iii) entered into in accordance with Section 5.02(i) of the Receivables Loan and Security Agreement and (iv) to the extent adversely affecting the rights of the Sellers under Sections 5, 6 and 7 hereof, consented to in writing by the Sellers (it being understood that the making of Subordinated Loans and the repayment thereof in accordance with the terms hereof shall not constitute an amendment or modification of this Agreement).

10.GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE GRAND DUCHY OF LUXEMBOURG. WHEREVER POSSIBLE EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT. THE COURTS OF LUXEMBOURG‑CITY SHALL HAVE NON-EXCLUSIVE JURISDICTION TO SETTLE ANY DISPUTE WHICH MAY ARISE FROM OR IN CONNECTION WITH IT.
11.Waiver; Third Party Beneficiaries. The Subordinated Lender waives notice of the acceptance by any Senior Claimant or Senior Subordinated Claimant of the subordination and other provisions of this Agreement and waives reliance by any Senior Claimant or Senior Subordinated Claimant upon the subordination and other provisions herein. The Sellers shall be third party beneficiaries of the subordination of claims by the Subordinated Lender, and the related rights granted to the Sellers, under Sections 5, 6 and 7 hereof.
12.Assignment. The Borrower may not delegate any of its duties hereunder without the prior written consent of the Subordinated Lender and the Administrative Agent. Neither this Agreement nor any Subordinated Loan made hereunder may be assigned, pledged or otherwise transferred by the Subordinated Lender without the prior written consent of the Administrative Agent, and any such attempted transfer shall be void, except that the Administrative Agent and each Seller, by its acceptance of the benefits hereof, acknowledges and agrees that the Subordinated Lender has pledged substantially all of its assets (including the Subordinated Loans) as collateral for various secured financings and that this provision shall not limit its ability to do so or the rights of the parties secured over such collateral (subject to the terms and conditions of this Agreement). The Borrower shall maintain a register on which it enters the principal amount (and stated interest) of each Subordinated Loan (the “Register”). The Administrative Agent and the Subordinated Lender each acknowledges and agrees that the Borrower has pledged substantially all of its assets (including the claims against the Subordinated Lender under this Agreement ) as collateral in favor of the Administrative Agent and that this provision shall not limit its ability to do so or the rights of the Administrative Agent over such collateral (subject to the terms and conditions of this Agreement).
13.Further Assurance. The Borrower and the Subordinated Lender shall execute and deliver such further instruments and shall take such further action as either party or the Administrative Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.
14.Reinstatement. If all the Senior Claims or Senior Subordinated Claims are at any time or times hereafter paid in full in cash and thereafter any such payment is required to be returned or restored to the Borrower, whether in a Proceeding or otherwise, the provisions of this Agreement shall be reinstated as to any Senior Claims or Senior Subordinated Claims as to which such returned or restored payment was applied.
15.Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
16.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
17.No Petition. Without limiting any other provision of this Agreement, each party hereto agrees not, prior to the date which is one (1) year and one (1) day after the Final Date, to acquiesce in, petition or otherwise, directly or indirectly, invoke, or cause the Borrower to invoke, the process of any Governmental Authority for the purpose of (i) commencing or sustaining a case against the Borrower under any bankruptcy, insolvency or similar law, (ii) appointing a receiver, liquidator, bankruptcy official (curateur), assignee, trustee, custodian, sequestrator or other similar official for the Borrower, or any substantial part of its property, or (iii) ordering the winding up or liquidation of the affairs of the Borrower, except pursuant to any mandatory laws or regulations. The provisions of this Section 16 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

Beverage Packaging FACTORING (Luxembourg) S.à r.l., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 166.005, as Borrower

Duly represented by:

By

Name:
Title:Authorized Signatory

Beverage Packaging Holdings (Luxembourg) IV S.à r.l., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 165957, as Subordinated Lender

Duly represented by:

By

Name:
Title:Authorized Signatory

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH,
as Administrative Agent
By:
Name:
Title:
By:
Name:
Title:

C-15
SCHEDULE I
TO
SUBORDINATED LOAN AND INTERCREDITOR AGREEMENT
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by